As filed with the Securities and Exchange Commission on June 16, 2006
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Windrose Medical Properties Trust
(Exact name of Registrant as specified in Its Charter)

Maryland	35-216691
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(317) 860-8180
(Address of Principal Executive Offices) (Zip Code)
Windrose Medical Properties Trust Deferred Compensation Plan
(Full Title of the Plan)
Frederick L. Farrar
President, Chief Operating Officer and Treasurer
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Name and Address of Agent For Service)
(317) 860-8180
(Telephone Number, Including Area Code, of Agent For Service)
COPIES TO:
David C. Wright, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200 (facsimile)
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities To Be Registered	To Be Registered	Offering Price Per Share(1)	Aggregate Offering Price(2)	Registration Fee
Deferred Compensation Obligations	$4,000,000	100%	$4,000,000	$428

(1)	The deferred compensation obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the Windrose Medical Properties Trust Deferred Compensation Plan.

(2)	The proposed maximum aggregate offering price was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) when the Securities Act of 1933, as amended.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.01 OPINION OF HUNTON & WILLIAMS LLP
EX-23.01 CONSENT OF KPMG LLP

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements, pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement, pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Requests for such documents should be directed to Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268, Attention: Chief Financial Officer, telephone: (317) 860-8180.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) by Windrose Medical Properties Trust (the “Registrant”) are incorporated herein by reference:
1.	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005;

2.	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and

3.	the Registrant’s Current Reports on Form 8-K filed on February 2, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this Registration Statement), February 7, 2006, March 7, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this Registration Statement), March 28, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this Registration Statement), April 3, 2006, April 6, 2006, April 14, 2006 and May 24, 2006.
     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Maryland REIT Law permits a Maryland real estate investment trust to include in its charter a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or

(b) active and deliberate dishonesty that is material to the cause of action as established by a final judgment. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
     Our charter authorizes us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of our company. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. The bylaws require us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.
     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors, officers, employees and agents of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, our bylaws require us, as a condition to advancing expenses, to obtain (x) a written affirmation by the trustee or officer of such trustee’s or officer’s good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our bylaws and (y) a written statement by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits

5.01	Opinion of Hunton & Williams LLP as to the legality of the common shares being registered*

23.01	Consent of KPMG LLP*

23.02	Consent of Hunton & Williams LLP (included in Exhibit 5.01)*

24.01	Power of Attorney (contained within signature page)*

99.01	Registrant’s Deferred Compensation Plan (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on May 24, 2006)

*	Filed herewith or incorporated by reference herein.

Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)) that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on June 16, 2006.

WINDROSE MEDICAL PROPERTIES TRUST
By:	/s/ Paula J. Conroy
Paula J. Conroy
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
     Each of the trustees and/or officers of Windrose Medical Properties Trust whose signature appears below hereby appoints Frederick L. Farrar and Paula J. Conroy, and each of them, as his or her true and lawful attorneys-in-fact and agents to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in his or her behalf in his or her capacity as stated below to enable Windrose Medical Properties Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Fred S. Klipsch Fred S. Klipsch	Chairman of the Board, Chief Executive Officer and Trustee (Principal Executive Officer)	June 16, 2006
/s/ Frederick L. Farrar Frederick L. Farrar	President, Chief Operating Officer and Treasurer	June 16, 2006
/s/ Paula J. Conroy Paula J. Conroy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 16, 2006
/s/ Robert L. Bowen Robert L. Bowen	Trustee	June 16, 2006

Signature	Title	Date
/s/ Bruce M. Jacobson Bruce M. Jacobson	Trustee	June 16, 2006
/s/ Bryan A. Mills Bryan A. Mills	Trustee	June 16, 2006
/s/ David L. Maraman David L. Maraman	Trustee	June 16, 2006
/s/ Jean L. Wojtowicz Jean L. Wojtowicz	Trustee	June 16, 2006
/s/ Darell E. Zink, Jr. Darell E. Zink, Jr.	Trustee	June 16, 2006

EXHIBIT INDEX

Exhibit No.		Description
5.01*	—	Opinion of Hunton & Williams LLP as to the legality of the common shares being registered

23.01*	—	Consent of KPMG LLP

23.02*	—	Consent of Hunton & Williams LLP (included in Exhibit 5.01)

24.01*	—	Power of Attorney (contained within signature page)

99.1	—	Registrant’s Deferred Compensation Plan (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on May 24, 2006)

*	Filed herewith and incorporated by reference herein